UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2011 (November 1, 2011)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On November 1, 2011, the District Court of Oklahoma County, Oklahoma entered a Preliminary Approval and Scheduling Order (the “Order”) in Louisiana Municipal Police Employees’ Retirement System v. Chesapeake Energy Corporation, Case No. CJ-2009-2870 and In re Chesapeake Shareholder Derivative Litigation, Case No. CJ-2009-3983 (the “Litigation”). The Order preliminarily approved settlement of the Litigation in accordance with the Stipulation and Agreement of Settlement filed November 1, 2011 and approved distribution of the Summary Notice of Settlement, attached as Exhibit 99.1 to this Current Report.  The hearing date to consider final approval of the settlement is set for January 30, 2012. The settlement, if approved by the court, will not have a material effect on Chesapeake Energy Corporation's consolidated financial position, results of operations or cash flows, and the litigation will be dismissed with prejudice against all defendants.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  See "Exhibit Index" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:           November 10, 2011

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Summary Notice of Settlement dated November 1, 2011